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                                                                  EXHIBIT (a)(2)


                              LETTER OF TRANSMITTAL
            PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 30, 2002,
          TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF COMMON STOCK
        FOR NEW OPTIONS UNDER THE VASTERA, INC. 2000 STOCK INCENTIVE PLAN

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                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
             9:00 P.M., EASTERN TIME, ON MONDAY, SEPTEMBER 30, 2002,
                          UNLESS THE OFFER IS EXTENDED.

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To:      Jo Wechselblatt
         Vastera, Inc.
         45025 Aviation Drive, Suite 300
         Dulles, Virginia 20166
         Telephone:  (703) 661-9006
         Facsimile:  (703) 661-6928

       DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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To Vastera, Inc.:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated August 30, 2002, (the "OFFER TO EXCHANGE"), my receipt of which I hereby acknowledge, and in this letter of Transmittal (the "LETTER") and Notice of Withdrawal (together, as they may be amended from time to time, constituting the "OFFER"), I, the undersigned, hereby tender to Vastera, Inc., a Delaware corporation ("VASTERA" or the "COMPANY"), the stock options that were granted to me pursuant to the Vastera, Inc. 1996 Stock Option Plan and/or the Vastera, Inc. 2000 Stock Incentive Plan (the "2000 PLAN") with an exercise price per share equal to or greater than $6.50 ("ELIGIBLE OPTIONS") and any and all of the options that were granted to me after February 26, 2002 (the "REQUIRED OPTIONS," and together with the eligible options I am tendering, the "TENDERING OPTIONS") specified in the table below, in exchange for new options ("NEW OPTIONS") exercisable at the fair market value six months and one day after the date any tendered eligible options are cancelled.


                                                                    TOTAL NUMBER OF
                                              TOTAL NUMBER OF      UNEXERCISED SHARES
                                               OPTION SHARES         SUBJECT TO THE
                                               SUBJECT TO THE       OPTION THAT YOU
     GRANT DATE          EXERCISE PRICE            OPTION           INTEND TO TENDER     STOCK OPTION PLAN
-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------

-------------------   --------------------    ---------------      -------------------   -----------------


/ / I have attached an additional sheet listing my name and any additional options I wish to tender.

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         I acknowledge that, by tendering my eligible options and required options for cancellation in exchange for the promise to issue new options, the number of shares will remain the same and the original vesting schedule for the eligible options and required options will be applied to the new options. I acknowledge that for each option cancelled, I lose my right to all outstanding unexercised shares under that option. I acknowledge that I will not receive any new options if my employment is terminated for any reason, including my death or disability, before six months and one day after the date any tendered options are cancelled.

         By accepting this Offer, I acknowledge that: (i) my acceptance of the Offer is voluntary; (ii) my acceptance of the Offer shall not create a right to further employment with my employer and shall not interfere with the ability of my employer to terminate my employment relationship at any time irrespective of the reason for such termination; and (iii) the Offer, the eligible options, required options and the new options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

         Subject to, and effective upon, the Company's acceptance for exchange of the tendered options herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the tendered options that I am tendering hereby. I agree that this letter is an amendment to the option agreement or agreements to which the options I am tendering hereby are subject.

         I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent such tendered options are accepted for exchange by the Company, such tendered options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such tendered options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the options that I am tendering hereby.

         I ACKNOWLEDGE THAT THE NEW OPTIONS I WILL RECEIVE (1) WILL NOT BE GRANTED UNTIL THE DAY THAT IS ON OR AFTER THE FIRST BUSINESS DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE THE OPTIONS TENDERED HEREBY ARE CANCELLED (2) WILL BE NONSTATUTORY STOCK OPTIONS AND (3) WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A NEW OPTION AGREEMENT BETWEEN THE COMPANY AND ME THAT WILL BE FORWARDED TO ME AFTER THE GRANT OF THE NEW OPTIONS. I ALSO ACKNOWLEDGE THAT I MUST BE AN EMPLOYEE OF THE COMPANY OR ONE OF ITS SUBSIDIARIES FROM THE DATE I TENDER OPTIONS THROUGH THE DATE THE NEW OPTIONS ARE GRANTED AND OTHERWISE BE ELIGIBLE UNDER THE 2000 PLAN ON THE DATE THE NEW OPTIONS ARE GRANTED TO RECEIVE NEW OPTIONS. I FURTHER ACKNOWLEDGE THAT, (1) IF I DO NOT REMAIN AN EMPLOYEE, I WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION FOR THE OPTIONS THAT I TENDER AND THAT ARE ACCEPTED FOR EXCHANGE PURSUANT TO THE OFFER AND (2) THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE TENDERED OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT.

         I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any options tendered for exchange. In any such event, I understand that the options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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         All capitalized terms used in this letter but not defined herein shall have the meaning ascribed to them in the Offer to Exchange.

         I acknowledge that all of the tendered options will be irrevocably cancelled on or about October 1, 2002, if the Company (i) accepts the options tendered by me or (ii) does not extend the Offer.

                             HOLDER PLEASE SIGN HERE
                           (SEE INSTRUCTIONS 1 AND 4)


Employee Signature:
                                 -----------------------------------------------

Employee Name:
                                 -----------------------------------------------

Employee Mailing Address:
                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

Employee Phone Number:
                                 -----------------------------------------------

Tax ID/Social Security Number:
                                 -----------------------------------------------

Date and Time of Signature
                                 ---------------   ----:---- --.M., Eastern time

RETURN TO JO WECHSELBLATT NO LATER THAN 9:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2002 VIA FACSIMILE AT (703) 661-6928 OR HAND DELIVERY. VASTERA WILL CONFIRM RECEIPT WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION DATE.



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       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       DELIVERY OF LETTER OF TRANSMITTAL.

         A properly completed and duly executed original of this letter (or a facsimile thereof), and any other documents required by this letter, must be received by the Company at its address set forth on the front cover of this letter on or before the expiration date.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. SINCE THE LETTER OF TRANSMITTAL NEEDS TO BE DULY EXECUTED, ONLY FACSIMILE, MAIL OR HAND DELIVERY, BUT NOT ELECTRONIC MAIL, WILL BE CONSIDERED PROPER DELIVERY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the expiration date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. Additionally, you may withdraw any options you elected to exchange if after 40 business days from the commencement of the Offer the Company has not accepted all options you tendered. The date of the 40th business day is October 28, 2002. To withdraw tendered options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the expiration date by following the procedures described above.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2.       INADEQUATE SPACE.

         If the space provided herein is inadequate, the information requested by the first table in this letter regarding the options to be tendered should be provided on a separate schedule attached hereto. Print your name on this schedule and sign it. The schedule should be delivered with the letter, and will thereby be considered part of this letter.

3.       TENDERS.

         If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of option shares subject to the tendered option, number of option shares you are tendering and option plan under which such options were granted. You may only tender eligible options with an exercise price of $6.50 or more per share. If you want to tender an eligible option, you must tender all of the shares of common stock subject to that eligible option agreements. In addition, if you are tendering any eligible options, you must tender all required options issued to you since February 26, 2002, regardless of the exercise price of such required options.

4.       SIGNATURES ON THIS LETTER OF TRANSMITTAL.

         If this letter is signed by the holder of the tendered options, the signature must correspond exactly with the name as written on the face of the option agreement or agreements to which the tendered options are subject without alteration, enlargement or any change whatsoever.

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         If this letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this letter.

5.       REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Any questions or requests for assistance may be directed to Jo Wechselblatt at (703) 661-9006 or by email at OPTION.EXCHANGE@VASTERA.COM. Each person to whom a copy of the Offer to Exchange is delivered may obtain additional copies of the Offer or any and all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents) by visiting Vastera's intranet web site located on Bosk at the following link:
HTTP://BOSK.VASTERA.COM/STOCK_INFO.HTM.

6.       IRREGULARITIES.

         All questions as to the number of option shares subject to tendered options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.

         Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THIS LETTER OR A FACSIMILE COPY THEREOF TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

7.       IMPORTANT TAX INFORMATION.

         You should refer to Section 16 of the Offer to Exchange, which contains important tax information.